UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2009
TEXTRON FINANCIAL CORPORATION
(Exact name of Company as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
0-27559
(Commission File Number)
05-6008768
(IRS Employer Identification No.)
40 Westminster Street, Providence, Rhode Island 02940
(Address of Principal Executive Offices) (Zip Code)
(401) 621-4200
(Company’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statement and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Credit Agreement dated as of July 14, 2009
EX-99.2 Servicing Agreement dated as of July 14, 2009
EX-99.3 TFC Guarantee dated as of July 14, 2009

Item 1.01. Entry into a Material Definitive Agreement.
On July 14, 2009, Cessna Finance Export Corporation (the “Borrower”), Textron Finance Holding Company (the “Borrower Parent”), Textron Financial Corporation, as guarantor (“TFC”) and Wells Fargo Bank Northwest, National Association, as Security Trustee, entered into a $500,000,000 Credit Agreement with the Export-Import Bank of the United States (the “Ex-Im Bank Facility”). The Borrower is a wholly-owned subsidiary of the Borrower Parent, which is a wholly-owned subsidiary of Textron Inc. (“Textron”). The Ex-Im Bank Facility is being established to provide funding to finance purchases of aircraft by non-U.S. buyers from Cessna Aircraft Company (“Cessna”) and Bell Helicopter (“Bell”), both Textron subsidiaries.
In the normal course of business, TFC, on behalf of the Borrower, will negotiate arm’s length lease and loan transactions with end-customers and arrange for (a) in the case of a lease transaction, the Borrower’s purchase of the aircraft from Cessna or Bell, or (b) in the case of a loan transaction, the Borrower’s financing of the acquisition of such aircraft by the applicable end-customer. The Ex-Im Bank Facility is structured to be available for financing of sales to international customers who take delivery of new aircraft by December 2010.
TFC has entered into a servicing agreement with the Borrower under which TFC has agreed to originate and service the lease and loan contracts, and to provide remarketing services in connection therewith.
The Ex-Im Bank Facility is secured by (a) substantially all of the assets of the Borrower, including a pledge of the leases or loans and security agreements with end-customers and the Borrower’s interest in the related aircraft, (b) a pledge of the capital stock in the Borrower held by the Borrower Parent and (c) a full guarantee issued by TFC. In addition, Textron entered into a letter agreement with the Bank under which it agreed that the Bank would have the benefit of the Support Agreement dated May 25, 1994 entered into between Textron and TFC. Textron also provided a First Loss Agreement under which Textron has agreed to pay to the Borrower, annually, the amount of all of the Borrower’s charge-offs during the related year associated with defaulted lease and finance contracts with end-customers, up to a maximum of 3% of the aggregate average contract balance of lease and finance contracts that are the subject of the Ex-Im Bank Facility.
Copies of the agreements are attached to this Report as Exhibits.
Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.
The following are filed as exhibits to this report:

Number	Description

99.1	Credit Agreement dated as of July 14, 2009 among Cessna Finance Export Corporation, as borrower, Textron Finance Holding Company, as borrower parent, Textron Financial Corporation, as guarantor, Wells Fargo Bank Northwest, National Association, as Security Trustee and Export-Import Bank of the United States

Number	Description

99.2	Servicing Agreement dated as of July 14, 2009 between Textron Financial Corporation, as servicer, and Cessna Finance Export Corporation

99.3	TFC Guarantee dated as of July 14, 2009 by Textron Financial Corporation in favor of Wells Fargo Bank Northwest, National Association, as Security Trustee, and Export-Import Bank of the United States

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON FINANCIAL CORPORATION
	By:	/s/ Thomas J. Cullen
Date: July 16, 2009		Thomas J. Cullen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Credit Agreement dated as of July 14, 2009 among Cessna Finance Export Corporation, as borrower, Textron Finance Holding Company, as borrower parent, Textron Financial Corporation, as guarantor, Wells Fargo Bank Northwest, National Association, as Security Trustee and Export-Import Bank of the United States

99.2	Servicing Agreement dated as of July 14, 2009 between Textron Financial Corporation, as servicer, and Cessna Finance Export Corporation

99.3	TFC Guarantee dated as of July 14, 2009 by Textron Financial Corporation in favor of Wells Fargo Bank Northwest, National Association, as Security Trustee, and Export-Import Bank of the United States